EXHIBIT 21.1

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
AND STARWOOD HOTELS & RESORTS

SUBSIDIARIES OF THE REGISTRANTS

				Wholly Owned Direct or Indirect
				Subsidiaries Carrying on the Same
				Line of Business as Named Subsidiary

				Operating	Operating
	Jurisdiction of		Line of	in the	in Foreign
Name	Organization	Parent	Business	United States	Countries

Starwood Hotels & Resorts Worldwide, Inc. (“SH&RW”)	Maryland		Lodging	184	27
SLC Operating Limited Partnership	Delaware	SH&RW	Lodging	0	0
Starwood Hotels & Resorts Holdings, Inc. (“SH&RH”)	Arizona	SH&RW	Lodging	1	0
Starwood Hotels & Resorts (“SH&R”)	Maryland	SH&RH	Lodging	11	0
SLT Realty Limited Partnership	Delaware	SH&R	Lodging	46	1
Sheraton Holding Corporation (“SHC”)	Nevada	SH&RW		9	1
The Sheraton Corporation (“SC”)	Delaware	SHC	Lodging	57	4
Sheraton International, Inc. (“SII”)	Delaware	SC	Lodging	11	61
Sheraton Overseas Management Corporation	Delaware	SII		0	0
CIGA, S.p.A.	Italy	SII	Lodging	0	16

NOTE: The names of some consolidated wholly owned subsidiaries of the Corporation carrying on the same lines of business as other subsidiaries named above have been omitted, the number of such omitted subsidiaries operating in the United States and in foreign countries being shown. Also omitted from the list are the names of other subsidiaries that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. AND STARWOOD HOTELS & RESORTS ASSUMED NAMES REPORT

Arizona

Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Tucson University Plaza
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Tucson Hotel & Suites

California

Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	The Westin San Francisco Airport
Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Rancho Bernardo
Starwood Hotels & Resorts Worldwide, Inc.	W San Francisco
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Long Beach
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Los Angeles Airport
Starwood Hotels & Resorts Worldwide, Inc.	The Westin South Coast Plaza

Colorado

Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Denver Cherry Creek
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Denver Tech Center Hotel
Starwood Hotels & Resorts Worldwide, Inc.	St. Regis, Aspen
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Tabor Center

Connecticut

Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Stamford Hotel

Florida

Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Fort Lauderdale Airport Hotel
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Suites Tampa Airport
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Fort Lauderdale

Georgia

Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Atlanta Lenox Inn
Starwood Hotels & Resorts Worldwide, Inc.	W Atlanta

Illinois

Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	The Raphael Chicago
Starwood Hotels & Resorts Worldwide, Inc.	The Tremont Chicago
Starwood Hotels & Resorts Worldwide, Inc.	W Chicago City Center
Starwood Hotels & Resorts Worldwide, Inc.	W Chicago Lakeshore

Indiana

Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Indianapolis Hotel & Suites
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Indianapolis

Louisiana

Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	W New Orleans
Starwood Hotels & Resorts Worldwide, Inc.	W New Orleans-French Quarter

Maine

Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Sheraton South Portland Hotel

Massachusetts

Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Colonial Hotel & Golf Club Boston North
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Braintree Hotel
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Framingham Hotel
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Hyannis Hotel
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Lexington Inn
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Newton Hotel

Minnesota

Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Minneapolis

Nebraska

Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Omaha Hotel

New Hampshire

Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Nashua Hotel

New Jersey

Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Edison Hotel Raritan Center
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Parsipanny Hotel

New York

Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	The St. Regis
Starwood Hotels & Resorts Worldwide, Inc.	W New York — Union Square
Starwood Hotels & Resorts Worldwide, Inc	W Times Square

North Carolina

Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Chapel Hill Hotel

Oregon

Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Days Inn City Center
Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Portland Downtown

Pennsylvania

Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Philadelphia Airport
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Park Ridge Hotel & Conference Center
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Suites Philadelphia Airport
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Philadelphia

Rhode Island

Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Providence Airport Hotel

Texas

Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	The St Regis, Houston
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Galleria Houston
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Oaks

Washington

Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Days Inn Town Center
Starwood Hotels & Resorts Worldwide, Inc.	Sixth Avenue Inn
Starwood Hotels & Resorts Worldwide, Inc.	W Seattle
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Seattle

Washington D.C.

Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Capitol Hill Suites
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Fairfax

Wisconsin

Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Milwaukee Brookfield Hotel